Exhibit 5.1

Hunton Andrews Kurth LLP File No: 041147.0000065

February 6, 2026

Board of Directors

Philip Morris International Inc.

677 Washington Blvd, Suite 1100

Stamford, Connecticut 06901

Re: Legality of Securities to be Registered under Registration Statement on Form S-3

To the Addressee:

We have acted as counsel to Philip Morris International Inc., a Virginia corporation (the “Issuer”), in connection with the registration by the Issuer of an indeterminate amount of its debt securities (the “Debt Securities”) and warrants to purchase Debt Securities (the “Debt Warrants”), as set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuer on the date hereof with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Debt Securities will be offered pursuant to an indenture (the “Indenture”), dated as of April 25, 2008, between the Issuer and HSBC Bank USA, National Association, as trustee (together with any successor thereto, the “Trustee”). The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”) to be entered into between the Issuer and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement relating to the particular issuance of Debt Warrants. The Debt Securities and Debt Warrants are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In rendering the opinions expressed below, we have examined originals or reproductions or certified copies of such records of the Issuer, certificates of officers of the Issuer and of public officials and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed below, including, among other things:

(i)             the Amended and Restated Articles of Incorporation of the Issuer, certified by the State Corporation Commission of the Commonwealth of Virginia as being in effect on February 6, 2026, and certified by the Secretary of the Issuer as being in effect on the date hereof;

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

Board of Directors

Philip Morris International Inc.

February 6, 2026

(ii)            the Amended and Restated By-laws of the Issuer, certified by the Secretary of the Issuer as being in effect on each of the dates of the adoption of the resolutions specified in paragraph (iii) below and the date hereof;

(iii)           resolutions of the Board of Directors of the Issuer authorizing the registration of the Debt Securities and the Debt Warrants, dated February 22, 2008, September 13, 2023 and September 19, 2025, certified by the Secretary of the Issuer;

(iv)           the Registration Statement and the exhibits attached thereto;

(v)            the Prospectus;

(vi)           an executed copy of the Indenture;

(vii)          the form of Debt Securities; and

(viii)         a certificate from the State Corporation Commission of the Commonwealth of Virginia dated February 6, 2026 as to the good standing and legal existence under the laws of the Commonwealth of Virginia of the Issuer.

In rendering the opinions expressed below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals of such documents; (c) the legal capacity of natural persons; (d) the genuineness of all signatures; and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of the documents identified in (vi) through (viii) above by the Issuer except as set forth below and the validity, binding effect and enforceability thereof upon the Issuer).

We have assumed that at any time any Debt Securities or Debt Warrants are sold pursuant to the Registration Statement, (a) a prospectus supplement will have been prepared and filed in accordance with the Securities Act describing the Debt Securities or the Debt Warrants offered thereby and all related documentation and will comply with all applicable laws; (b) all of the Debt Securities or the Debt Warrants will be issued and sold in a manner stated in the Registration Statement and the applicable prospectus supplement; (c) all corporate and other action required to be taken by the Issuer to duly authorize each proposed issuance of the Debt Securities or the Debt Warrants and any related documentation, and the execution, delivery and performance of the Debt Securities or the Debt Warrants will have been taken; and (d) a Debt Warrant Agreement, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities or Debt Warrants offered or

Board of Directors

Philip Morris International Inc.

February 6, 2026

issued will have been duly authorized by all necessary corporate or other action of the Issuer and duly executed and delivered by the Issuer and the other parties thereto.

We express no opinion other than as to the laws of the Commonwealth of Virginia and the State of New York.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.              The Issuer is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to issue the Debt Securities and Debt Warrants.

2.              The Debt Securities will constitute valid and legally binding obligations of the Issuer, once (a) an Officers’ Certificate, certifying a Board Resolution establishing such Debt Securities, has been duly authorized and validly executed and delivered to the Trustee in accordance with the terms of the Indenture; and (b) such Debt Securities have been (i) duly executed and delivered by the Issuer in accordance with the terms of the Indenture (and any applicable supplemental indenture thereto or Officers’ Certificate) in such form as shall have been established in compliance with the Indenture (and any Officers’ Certificate certifying a Board Resolution), (ii) authenticated by the Trustee and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting, terms or similar agreement approved by the Board of Directors of the Issuer.

3.              The Debt Warrants will constitute valid and legally binding obligations of the Issuer, once (a) the Issuer has taken all necessary corporate action to authorize and approve (i) the issuance and terms of the Debt Warrants, the terms of the offering thereof and related matters, (ii) the issuance of any Debt Securities that are issuable upon exercise of Debt Warrants; (b) such Debt Warrants and the Debt Warrant Agreement governing such Debt Warrants have been duly authorized and validly executed and delivered by the Issuer and the other parties thereto (if any) in compliance with all applicable laws; and (c) such Debt Warrants or certificates representing such Debt Warrants have been (i) duly issued, registered and delivered in accordance with such Debt Warrant Agreement and the applicable duly authorized definitive purchase, underwriting, terms or similar agreement approved by the Board of Directors of the Issuer and (ii) paid for and delivered in accordance with such applicable definitive purchase, underwriting, terms or similar agreement.

The opinions set forth above are subject to the qualification that the validity, binding effect and enforceability of the Issuer’s obligations under the Indenture, the Debt Securities, any Debt Warrant Agreement and the Debt Warrants may be subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws relating to or

Board of Directors

Philip Morris International Inc.

February 6, 2026

affecting the rights of creditors generally, including without limitation, fraudulent conveyance or transfer laws (including but not limited to the common law trust fund doctrine and Section 548 of the United States Bankruptcy Code), and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion letter is given as of the date hereof and we expressly disclaim any obligation to advise you of any changes in facts or in law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP